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                                                                    Exhibit 10.7

      LEASE AGREEMENT

            This Lease Agreement is made and entered into as of the 18th day of December, 2002, between UNION PROPERTIES, a West Virginia General Partnership ("Lessor"), and CENTRA BANK, INC., a West Virginia Corporation, party of the second part, ("Lessee").

            WHEREAS, Lessor owns certain unimproved real estate located at the corner of West Virginia Route 857 and Venture Drive in Union District, Monongalia County, West Virginia;

            WHEREAS, Lessee desires to lease one (1) acre of the real estate owned by Lessor upon which to construct a banking facility; and

            WHEREAS, Lessor desires to lease such real estate to Lessee subject to the conditions and covenants contained in this Lease Agreement;

            NOW, THEREFORE, WITNESSETH: That for and in consideration of, and subject to, the covenants and conditions herein provided, Lessor hereby leases to Lessee, and Lessee takes and hires from Lessor, all that certain lot or parcel of land situate in Union District, Monongalia County, West Virginia, located at the corner of West Virginia Route No. 857 and Venture Drive, containing approximately one (1) acre generally depicted on a sketch attached hereto as "Exhibit A" and incorporated herein by reference, prepared by CTL Engineering dated ____________, together with all rights and appurtenances belonging or in anyway appertaining, whether public or private, as more particularly described and shown on the attached "Exhibit A" (hereinafter "the Premises") which Premises shall be more particularly described and platted upon completion of a survey of the Premises which survey and plat shall be to the satisfaction of each party; and in consideration therefor Lessor and Lessee agree as follows:

      1. EFFECTIVE DATE: This Lease Agreement (hereinafter "Lease") shall become effective when signed by all parties hereto upon the date of the party last signing, hereinafter the "Effective Date".

      2. COVENANT OF TITLE AND QUIET ENJOYMENT: Lessor covenants and warrants that it has full right and lawful authority to enter into this lease for the full term hereof; that Lessor has good title thereto, free and clear of all tenancies, restrictions, and encumbrances, and that at all times during the term of this lease and any extensions of said term, Lessee's quiet and peaceful enjoyment of
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the Premises shall not be disturbed or interfered with by anyone. Lessor shall give Lessee notice of any encumbrance placed against the Premises caused by or as a result of Lessor's actions. Lessor agrees not to allow any noxious or offensive activity to be conducted on its real estate that adjoins the Premises; Lessee has knowledge of, and does not object to, the sanitation/refuse transfer activity being conducted on the adjoining real estate by Suburban Sanitation. Lessor covenants and agrees that it will not substantially modify or change the sanitation/refuse transfer activity on the adjoining real estate.

      3. CONSTRUCTION OF IMPROVEMENTS AND TITLE THERETO: Lessee shall have the right, throughout the Term of this lease, to improve the Premises for use as a commercial banking property and related activities conditioned upon obtaining Lessor's consent, which consent shall not be unreasonably withheld. All furnishings, fixtures, equipment and materials used in making the improvements shall be purchased and installed at the sole cost of Lessee. Furthermore, Lessee, at its own cost and expense, shall procure all necessary permits from all applicable governmental agencies authorizing (i) the razing of existing improvements, if necessary, (ii) the erection and operation of new improvements on the Premises, (iii) the construction of roadways, and (iv) the installation of utility lines. Any such improvements constructed on the Premises, including additions and alterations thereto, shall be the sole and exclusive property of Lessee, free and clear of all claims of Lessor until the termination of this lease. If Lessee's improvements require the removal or excavation of soil or subsoil, at Lessor's request, Lessee shall transport such soil or subsoil to the adjoining lands of Lessor as directed by Lessor; provided that Lessee shall not be responsible for any compaction. Notwithstanding anything contained herein to the contrary, Lessor shall determine the final grade and elevation of the Premises. Lessee acknowledges that (i) the Premises have been undermined by prior deep coal mining activity, and (ii) Lessee shall be responsible, at its cost and expense, for stabilizing the subsurface of the Premises for any improvements placed on the Premises.

      4. REMOVAL OF IMPROVEMENTS, EQUIPMENT, FIXTURES, AND PERSONAL PROPERTY:
Lessee shall have the right at any time during the Term to enter upon and remove from the Premises any of Lessee's fixtures, equipment and personal property. Upon the termination of this lease, Lessee shall remove all fixtures, equipment and personal property from the Premises within sixty (60) days. Lessee's failure to do so after the expiration of such sixty (60) day period shall be deemed to be an

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abandonment thereof. Nothing in this paragraph shall be construed, however, to require or allow Lessee to remove the permanent building structures, to be constructed in the future, exclusive of equipment, fixtures and property attached thereto that do not constitute structural parts of the building, and such permanent building structures shall become the property of Lessor at the termination of this lease.

      5. TERM: This lease shall be in effect for a term commencing on the Effective Date and ending ten (10) years from the Effective Date pursuant to the provisions of this Lease ("Original Term"). Provided that there shall be no uncured event of default, Lessee shall have the right to renew this lease for five (5) additional ten (10) year terms ("Renewal Term") upon giving notice to Lessor no less than one hundred eighty (180) days prior to the expiration of the Original Term or any Renewal Term.

      6. RENT:

            A. Commencing on the Effective Date, Lessee shall pay Lessor as follows:

                  (i) For that period of the Original Term beginning on the Effective Date and continuing for a period of twenty-four (24) months, Lessee hereby agrees to pay Lessor installments of Two Thousand Five Hundred Dollars ($2,500.00) per month.

                  (ii) For the balance of the Original Term, Lessee shall pay Lessor for a period of ninety-six (96) months installments of Ten Thousand Dollars ($10,000.00) per month.

                  (iii) The monthly rent for any Renewal Term, if elected, shall be the product of the monthly rent for the Original Term, or previous Renewal Term just completed, multiplied by a fraction. The numerator of the fraction on the first adjustment shall be the Consumer Price Index ("CPI") on the last day of the Original Term and the denominator shall be the CPI on the first day of the Original Term. For adjustments other than the first adjustment, the numerator of the fraction shall be the CPI on the last day of the most recently completed term and the denominator shall be the CPI on the last day of the previous term. For example, if the CPI on the first day of the Original Term is 100, on the last day of the Original Term is 105, on the last day of the first Renewal Term is 108, and on the last day of the second Renewal Term is 110, the monthly rental shall increase by the fraction of 105/100 commencing with the first renewal term, shall increase by the fraction of 108/105 commencing with the second renewal term, and shall increase by the fraction of 110/108 commencing with the third Renewal Term. The CPI shall mean the CPI published by the United States Department of Labor for all urban consumers for the Pittsburgh, Pennsylvania metropolitan area, or such successor index as may be in effect at the relevant time.

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      7. EASEMENT FOR ACCESS AND UTILITIES: Lessor hereby reserves the following rights of way and easements across the Premises for purposes of ingress, egress and regress to and from other property of Lessor adjacent to the Premises and for purposes of construction, installation, repair, maintenance and/or replacement of any and all utilities and signs. Said rights of way are more particularly described and shown in Exhibits "A" and "B" attached hereto and are generally described as follows:

            A. A right of way approximately twenty (20) feet in width, extending along the boundaries of the Premises.

            B. A right of way consisting of Four Hundred Eighty-Five (485) square feet for the erection and maintenance of appropriate signage, provided the signage is placed in a line of sight and size acceptable to Lessee.

            Use and enjoyment of said rights of way and easements shall inure to the benefit of Lessor, Lessor's successors and/or assigns. Lessor and Lessee shall share proratably in the costs of construction and maintenance of an asphalt or concrete roadway thirty (30) feet in width extending from Venture Drive to the northern boundary of the Premises. It is the intention of the parties that an owners association shall be created in the future to be responsible for the maintenance and possible replacement of roadways, utilities and other common services or structures associated with the Premises or Lessor's adjoining real estate.

      8. SEWAGE TREATMENT PLANT:

      Lessee acknowledges that no public sewage service or private sewage treatment plant service currently exists for the Premises. Lessee shall be responsible for all costs associated with providing sewage services to the Premises and for maintenance, repair or replacement of such services until such time as public sewage service is available.

            Lessee shall act in strict conformance and compliance with all Federal, State, County, Municipal and other laws, rules, regulations, ordinances or permits, and shall indemnify and hold Lessor harmless from any and all loss, cost, expense, injury, claim, charge and liability of any and every kind and nature whatsoever, whenever arising, incurred or suffered by Lessor in relation to Lessee's sewage services.

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            In the event that use of the sewage services installed by Lessee is discontinued for any reason, Lessee shall be responsible for the cost of removing such services and returning the land where the sewage services were located to its original condition.

      9. USE: The Premises may be used by Lessee for commercial banking and related purposes. In occupying the Premises, Lessee shall comply with all laws, ordinances, orders and regulations of any lawful authority and shall keep the Premises in a neat and clean condition. Lessee shall not permit any nuisance or disturbance to exist on the Premises. Lessee shall make available to Lessor, its successors, invitees and assigns, sidewalks established by Lessee on the Premises. Notwithstanding anything contained herein to the contrary, Lessee may terminate this Lease Agreement if Lessee is unable to obtain (i) utility service to the Premises after exhausting all reasonable means; (ii) reasonable and necessary access rights and easements to and from the Premises from the West Virginia Department of Highways; or (iii) approval from the FDIC, the West Virginia Banking Commission, and any other regulatory agency to conduct commercial banking and related banking activity on the Premises.

      10. MAINTENANCE AND REPAIRS: Lessee, at its sole cost and expense, shall maintain and keep in good repair the Premises and all improvements currently existing or to be constructed on the Premises, ordinary wear and tear excepted.

      11. UTILITIES:

            A. Charges: Lessee shall pay for all sewer, water, gas, electric, telephone, and other utilities used or consumed in or at the Premises as well as the cost of installation of such utilities, provided that Lessor shall pay its prorata share of the costs associated with Lessor's request to increase the size or capacity of any utility. For example, if Lessee plans to install a six inch diameter water line but Lessor requests the installation of a ten inch diameter water line, Lessor shall pay the cost of increasing the water line from six to ten inches.

            B. Availability: Lessee shall permit Lessor access and connection to any utilities that Lessee extends to the Premises. Lessee shall permit Lessor access and connection to any additional utilities extended to the Premises in the future. Lessor shall permit Lessee access and connection to utilities on Lessor's adjoining real estate. Lessee shall cause connections for all utilities to be installed at a point on the Premises, consented to by Lessor, which consent shall not be unreasonably withheld, which

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is free from pavement, concrete or other similar "hard cover" and shall cause sufficient shut-off valves to be installed thereon. Notwithstanding anything contained herein to the contrary, Lessor shall reasonably determine where on the Premises the utilities shall be located and extended to, provided the location of, and Lessor's access to, the utilities shall not interfere with the operations of Lessee.

      12. TAXES AND ASSESSMENTS: Lessee shall bear, pay and discharge all ad valorem property taxes charged or imposed upon the Premises or any improvements thereon, or upon the owner or occupier in respect thereof during the term of this lease or any extensions thereof, including any interim or extended terms, and upon demand shall deliver to Lessor a proper and sufficient receipt or other evidence of the payment and discharge of same. Lessee shall be obligated to pay any assessments for sewer, water, street or other improvements which may be levied or assessed against the Premises. If, for tax purposes, the Premises and adjacent property are assessed as a whole, Lessor shall attempt to cause the Premises to be separately assessed and taxed. If Lessor cannot cause the Premises to be separately assessed and taxed, such taxes and assessments shall be equitably allocated. If Lessee shall default in keeping or performing its obligations hereunder, Lessor shall have the right, after thirty (30) days written notice to Lessee, to keep and perform the same on Lessee's behalf and the cost of the same shall be added to the next rent payments as the same become due, together with interest at the prime rate as published in the Wall Street Journal.

      13. EMINENT DOMAIN:

            A. In the event the Premises shall be taken by or pursuant to any governmental authority or through the exercise of the right of eminent domain, Lessor and Lessee shall cooperate in resisting such proceeding if such resistance is feasible and desirable, and if it is not, shall cooperate in prosecuting their respective claims for damages incurred from the successful exercise of such right or proceeding.

            B. If the whole of the Premises, or such portion thereof as would render the balance of the Premises not suitable for the use to which the Premises was intended, shall be taken or condemned by any competent authority for any public use or purpose during the term of this lease, all obligations of Lessee shall cease upon the date of the taking and any unearned rent paid by Lessee shall be refunded.

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            C. In the event that only a portion of the Premises shall be taken or condemned, and the balance of the Premises is not rendered unsuitable for its intended use, this lease shall not terminate, but the monthly rent due to Lessor shall be adjusted in proportion to the percentage of the improved Premises which is taken as compared to the percentage of improved Premises not taken.

            D. Any condemnation award shall be paid in the following order of priority:

                  (i) To Lessor for the then value of its interest as Lessor in the land and in the improvements situate thereon and as fee owner of the Premises subject to this lease, (i) provided that any award for improvements on the Premises shall be shared between Lessor and lessee based upon a sixty (60) year lease (the combined length of the Original Term and all Renewal Terms) with Lessee receiving the majority of the award for the first half of such 60 year period and Lessor receiving the majority of the award for the second half of such 60 year period (Examples: If the award for improvements occurs in Year 10, Lessee shall receive 5/6 of such award and Lessor shall receive 1/6 of such award. If such award occurs in Year 30, Lessee and Lessor shall each receive -1/2 of such award. If such award occurs in Year 40, Lessor shall receive 2/3 of such award and Lessee shall receive 1/3.); and (ii) if Lessee is unable to purchase the Premises pursuant to paragraph 31 of this Lease Agreement due to the inability of Lessor to convey title to Lessee by general warranty deed free and clear of all encumbrances, any award for improvements shall be paid to Lessee if such award is made during the Original Term or any Renewal Term.

                  (ii)  To Lessee for the then value of its leasehold interest.

      14. INDEMNITY-LIABILITY INSURANCE:

            A. Lessee shall indemnify and save Lessor harmless from all claims, causes of action, and judgments for personal injury, loss of life or property damage suffered in, upon and about the Premises as the result of the negligent act of Lessee, its employees or agents, except such as may be the result of the willful or negligent acts or omissions of Lessor. Such indemnification shall also include payment of Lessor's attorney fees incurred in defense of any such action. Lessee shall provide and keep in force during the Term of this lease, general public liability insurance in an amount of $2,000,000.00 per person/per occurrence. Any such policy shall name Lessor as an additional insured and may be carried under a blanket policy covering the Premises and other locations of Lessee. Certificates of all such policies of insurance shall be delivered to Lessor upon written request.

            B. Lessor shall indemnify and save Lessee harmless from all claims, causes of action, and judgments for personal injury, loss of life or property damage suffered in, upon and about the Premises as the result of the negligent act of Lessor, its employees or agents, except such as may be the

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result of the willful or negligent acts or omissions of Lessee. Such indemnification shall also include payment of Lessee's attorney fees incurred in defense of any such action.

      15. FIRE INSURANCE: During the Term of this lease, Lessee shall keep all buildings and improvements on the Premises insured for its benefit against loss or damage by fire in an amount sufficient to reconstruct all buildings and improvements in the event they are damaged or destroyed by fire. Such insurance may be carried under a blanket policy covering the Premises and any other locations of Lessee. All proceeds payable at any time by any insurance company under such policies shall be payable to Lessee and Lessor on a shared basis similar to the arrangement described in subparagraph D(i) of paragraph 13 (Eminent Domain) of this Lease Agreement. Lessee shall utilize such proceeds to rebuild or restore any portion of the buildings or improvements on the Premises so lost, damaged, or destroyed to the condition of the buildings or improvements prior to the damage. Lessee shall commence reconstruction within one hundred twenty (120) days after the insurance proceeds have been paid and shall complete reconstruction within one (1) year of the date on which construction is commenced. Upon request from Lessor, Lessee shall provide sufficient evidence that the buildings and improvements are insured and that Lessor is named as a coinsured or an additional insured under said policy as its interest may appear.

      16. DEFAULT BY LESSEE:

            A. The following shall be deemed defaults by Lessee hereunder:

                  (i) Lessee shall become insolvent, or shall make a transfer to defraud his creditors, or shall make an assignment for the benefit of creditors.

                  (ii) Lessee shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof.

                  (iii) Lessee shall be adjudged bankrupt or insolvent in
                        proceedings filed against Lessee under any section or chapter of The United States Bankruptcy Code, as amended, or under any similar law or statute of The United States or any State thereof.

                  (iv) A receiver, trustee, or committee be appointed in any action, suit or proceedings by or against Lessee either voluntary or involuntary, whether under the United States Bankruptcy Code or any other law or jurisdiction, and not removed within ninety (90) days after such appointment, it being the understanding between the parties hereto that under no circumstances is

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                        the lease to be an asset for Lessee's creditors by
                        operation of law or otherwise.

                  (v) The interest of Lessee in the Premises is offered for sale under execution or other legal process or sold under execution or other legal process.

            B. Upon the occurrence of any of the foregoing events of default, Lessor shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:

                  (i) Terminate this lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails so to do Lessor may, without prejudice to any other remedy which its may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof (by force if necessary) without being liable for prosecution of any claim or damages therefor; and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

                  (ii) Enter upon and take possession of the Premises and expel or remove Lessee and any person who may be occupying the Premises or any part thereof (by force if necessary) without being liable for prosecution of any claim for damages therefor, and relet the Premises and receive the rent therefor; and Lessee agrees to pay to Lessor on demand any deficiency that may arise by reason of such reletting.

                  (iii) Enter upon the Premises (by force if necessary) without being liable for prosecution of any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this lease, and Lessee agrees to reimburse Lessor on demand for expenses which Lessor may incur in effecting compliance with Lessee's obligation under this lease.

            C. In the event of default by Lessee under Paragraph 16, Subsections A(i) through A(v), Lessor agrees to recognize any existing sublease previously approved by Lessor, provided the sublessee shall begin paying rent directly to Lessor in the amount described in the sublease and provided that said sublessee shall be in compliance with all terms and conditions of its sublease.

            D. If Lessee fails to pay rent within fifteen (15) days of when due, and shall not cure such failure within fifteen (15) days after written notice thereof to Lessee, then such failure shall be an event of default and Lessor shall have the remedies described above.

            E. Nothing contained herein to the contrary, if Lessee fails to comply with any term, condition or covenant of this lease, other than the events of default specifically listed in this Paragraph 16,

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Subsections A(i) through A(v) and Subsection D, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee, or if such failure cannot reasonably be cured within said thirty (30) days and Lessee shall not have commenced to cure such failure within thirty (30) days after written notice thereof to Lessee, then such failure shall be an event of default and Lessor shall have the remedies described above.

      17. SUBORDINATION TO LIEN OF DEEDS OF TRUST:

            A. Lessee: Lessee shall subordinate the leasehold estate created hereby to any deed of trust, and all renewals, modifications, consolidations, replacements and extensions thereof, which may hereafter affect the real property of which the Premises form a part, provided that as a condition to such subordination, Lessor shall first procure from the lender a written agreement which shall provide that (i) this lease and the leasehold estate created hereby shall not be terminated or modified in any respect whatsoever should the deed of trust granted to lender be foreclosed upon, and that this lease and Lessee's leasehold estate created hereby shall continue in full force and effect according to the terms and conditions herein set forth, and Lessee's occupancy shall not be disturbed or affected in any manner whatsoever by any such foreclosure or other proceeding; and (ii) that such lender shall provide a partial release of any deed of trust for the Premises upon Lessee's exercise of the option to purchase pursuant to paragraph 31 of this Lease Agreement and Lessee's payment of the purchase price described therein.

            B. Lessor: In the event that Lessee, or any sublessee, shall pledge its leasehold estate as security for an indebtedness in any form whatsoever (this pledge hereinafter referred to as a "mortgage"), and if the holder of the indebtedness secured by the leasehold estate (hereinafter "mortgagee") notifies Lessor of the execution of such mortgage, and the name and place for service of notices upon such mortgagee, then and in such event, Lessor hereby agrees for the benefit of Lessee, any sublessee and such mortgagee from time to time:

                  (i) That Lessor will give to any such mortgagee simultaneously with service on Lessee a duplicate of any and all notices or demands given by Lessor to Lessee.

                  (ii) In the event of any default by Lessee hereunder, or under the terms of the mortgage, such mortgagee shall have the privilege of performing any of Lessee's covenants or of curing any defaults by Lessee or of exercising any

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                        election, option or privilege conferred upon Lessee by
                        the terms of this lease.

                  (iii) Lessor shall not terminate this lease or Lessee's right of possession for any default of Lessee if, within a period of thirty (30) days after the expiration of the period of time within which Lessee might cure such default, such default is cured or caused to be cured by such mortgagee or, if within a period of thirty (30) days after the expiration of the period of time within which Lessee might commence to eliminate the cause of such default, such mortgagee commences to eliminate the cause of such default and proceeds therewith diligently and with reasonable dispatch.

                  (iv) No liability for the payment of rental or the performance of any of Lessee's covenants and agreements hereunder shall attach to or be imposed upon any mortgagee, while not in possession of the premises.

                  (v) The execution and delivery of a leasehold mortgage or deed of trust and a conditional assignment of this lease as collateral security therefor shall not be deemed a lease assignment for any other purpose.

      18. ASSIGNMENT, SUBLETTING OR ENCUMBRANCES:

            A. Prior Consent: Lessee may not, without the prior written consent of Lessor, which consent shall not be unreasonably withheld by Lessor, sublet or assign this lease to any other person whatsoever. Lessee shall provide Lessor with a proposed sublease, a blueprint, detailed design, and/or all other sufficient information necessary for Lessor to make an informed decision prior to consenting or rejecting the sublease or assignment. Lessor shall respond to the request within thirty (30) days upon receiving such information. If Lessor does not respond within thirty (30) days, consent is deemed given. In the event of any sublease of this lease, Lessee shall remain primarily liable for the keeping and performance of all of its covenants hereunder including, but not limited to, the prompt and due payment of rent.

            B. Performance by Sublessee: In the event Lessee sublets all or any portion of the Premises to any sublessee, Lessee shall notify Lessor, in writing, of the existence of the sublessee and the address of the sublessee to which notices shall be sent. In the event Lessor shall give notice to Lessee with respect to or in connection with any default under this lease, Lessor shall also serve a copy of such notice upon such sublessee. Upon the receipt of such notice by the sublessee, the sublessee shall have the right and opportunity to cure or remedy or cause to be cured or remedied any breach or default within the same

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time period provided to Lessee under this lease, and Lessor shall accept such performance by the sublessee as if the same had been done or performed by Lessee.

            C. Insurance: Lessee hereby covenants and agrees that Lessee shall include in any sublease entered into and executed by Lessee with any sublessee, that the sublessee shall obtain adequate property and hazard insurance and Lessor shall be named as either co-insured or additional insured on any and all insurance policies obtained by a sublessee.

            D. Encumbrances: Lessee shall give Lessor notice of any encumbrance placed against the Premises caused by or as a result of Lessee's actions.

      19. HAZARDOUS MATERIALS:

            A. For the purposes of this lease (i) "hazardous materials" means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a hazardous substance or other similar term by, in or for the purposes of any environmental laws and (ii) "environmental laws" means any "superfund" or "superlien" law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any hazardous materials as may now or at any time hereafter be in effect.

            B. Lessor represents, covenants and warrants that, to Lessor's knowledge, the Premises are in compliance with all environmental laws. If it is determined after the Effective Date that the Premises were not in compliance with all environmental laws as of the Effective Date, the parties shall, in good faith, modify their arrangement to consider the environmental condition of the Premises.

            C. Without the written consent of Lessor, Lessee or any sublessee of Lessee shall not place or permit to be placed on the Premises any hazardous materials. Lessor agrees to consent to said use of these hazardous materials as long as the use is in compliance with all applicable environmental laws.

            D. If any hazardous materials are placed on the Premises by Lessee, its agents, employees, or, its sublessees or their agents, or employees in violation of any applicable environmental laws, Lessee shall, within 30 days after receiving written notice thereof, take or cause to be taken, at its

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sole expense, such actions as may be necessary to comply with all applicable environmental laws. If hazardous materials are placed on the Premises by any party other than Lessee, Lessee shall reasonably cooperate and provide Lessor, or its agents, with access to the premises to remove the hazardous materials.

            E. Lessee shall indemnify Lessor and shall hold Lessor harmless from and against all loss, damage and expense, including without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims, that Lessor may incur as the result of or in connection with the assertion against Lessor of any claim directly or indirectly, in whole or in part, as to the presence or removal of any hazardous materials, or relating to any activities on or affecting the Premises during the term of this lease, if and to the extent such hazardous material or such activity was carried on by Lessee, its sublessees or assigns. Lessee shall promptly notify Lessor in writing of any order or pending or threatened action by any regulatory agency or other governmental body, or any claims made by any third party relating to environmental laws or hazardous materials on or emanations from the Premises and shall promptly furnish Lessor with copies of any correspondence or legal pleadings in connection therewith. Lessor shall have the right, but absolutely no duty, to take any action it deems necessary or desirable, including without limitation appearing in or defending any such claims or actions, all at the cost of Lessee.

            F. Lessor represents and warrants that no underground storage tanks currently exist on the Premises.

            G. Lessee warrants that any underground storage tanks installed on the Premises in the future by Lessee, its agents or sublessees shall comply with all obligations imposed by Federal, State, Municipal or local law, including but not limited to, the provisions of the West Virginia Underground Storage Tank Act, Article 5H of Chapter 20 of the Code of West Virginia of 1931, as amended. Lessee further warrants that such tanks, and all lines and connections thereto shall be properly inspected and tested and all such tanks, lines and connections shall be tight such that there is no leakage therefrom. Lessee agrees to indemnify and save Lessor harmless from any and all damage which Lessor may sustain, or loss to which Lessor may be subjected, by reason of violation of the provisions of any such law or leakage from any such tank.

            H. As a condition of obtaining Lessor's consent prior to placing or allowing to be placed any hazardous material on the Premises, Lessee, and the applicable sublessee, if any, and the principals of the sublessee shall execute a Hazardous Substance Agreement in a form agreed to in writing by Lessor.

            I. If Lessee fails to abide by all terms and conditions of this Paragraph 19, and such failure continues for thirty (30) consecutive days after written notice to Lessee, Lessor shall have the right to declare this lease in immediate default and pursue any one or more of the remedies contained in Paragraph 16 herein upon written notice to Lessee. If any sublessee of Lessee violates any applicable environmental laws or fails to abide by the terms and conditions of the Hazardous Substance Agreement, Lessee, upon receiving written notice from Lessor, shall immediately pursue any remedial actions necessary to ensure compliance with all applicable environmental laws; Lessee's failure to remedy his sublessee's noncompliance within thirty (30) days of receipt of the written notice from Lessor shall be considered a default by Lessee under the terms of this lease.

      20. CONCRETE AND EXCAVATION:

            A. Lessee covenants and agrees that it shall purchase from Magic Concrete of Morgantown, West Virginia, all concrete, sand, gravel, mortar, rebar, grout, and the service of hauling gravel used in the construction of roadways, parking lots, sidewalks, curbs or any other improvements on the Premises, including grouting any deep mining voids under the Premises, provided that the price of such products and services shall be at a commercially reasonable rate. Lessee covenants and agrees that it shall include in any sublease for the Premises, or any portion thereof, a restrictive provision that the sublessee shall purchase from Magic Concrete all concrete, gravel, mortar, grout, rebar, and the service of hauling gravel used in the construction of roadways, parking lots, sidewalks, curbs or any other improvements on the subleased property, including grouting any deep mining voids under the Premises, provided that the price of such products and services shall be at a commercially reasonable rate.

            B. Lessee covenants and agrees that it shall purchase from MACE Incorporated of Morgantown, West Virginia, all excavation services on the Premises, provided that the price of such products and services shall be at a commercially reasonable rate and the provision of such services complies with the construction schedule of Lessee's contractor, subject to adverse weather conditions.

Lessee covenants and agrees that it shall include in any sublease for the Premises, or any portion thereof, a restrictive provision that the sublessee shall purchase from MACE Incorporated all excavation services on the subleased property, provided that the price of such products and services shall be at a commercially reasonable rate.

      21. RIGHTS OF PARTIES: Unless stated to the contrary herein, each and every provision of this lease shall bind and inure to the benefit of the parties hereto, their respective legal representatives, devisees, heirs, successors and assigns. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular number in any place or places herein in which the context may require the same.

      22. HOLDING OVER: If Lessee shall remain in possession of all or any part of the Premises after the expiration of the term of this lease and Lessor elects to accept rent thereafter, then Lessee shall be deemed a tenant of the Premises from month-to-month at the same rental and subject to all of the terms and provisions hereof, except only as to the term of this lease.

      23. WAIVER: One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be construed to waive or render unnecessary Lessor's consent to or approval of any subsequent similar act by Lessee.

      24. NO ACCORD AND SATISFACTION: No acceptance by Lessor of a lesser sum than the rents or other charges then due shall be deemed to be other than on account of the earliest of such stipulated rents or charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy provided in this lease or by law.

      25. RIGHT TO INSPECT: Lessor and its authorized agents shall have the right to enter the Premises for the purpose of making an inspection of the same during normal business hours of Lessee or any sublessee.

      26. NOTICE: All notices authorized or required to be given to Lessor shall be sent by Certified Mail with prepaid postage addressed to Lessor at Union Properties, 3048 Point Marion Road,

Morgantown, WV 26508, with a copy to Roberta Martin, 5817 Woodmoor Avenue N. W. Canton, OH 44718, and a copy to Thomas A. Vorbach at P.O. Box 1616, Morgantown, West Virginia, 26507-1616, and those authorized or required to be given to Lessee shall be sent in the same manner to Lessee at 990 Elmer Prince Drive, Morgantown, WV, 26505 (Attention: Douglas J. Leech), with a copy to Kevin D. Lemley at 990 Elmer Prince Drive, Morgantown, West Virginia, 26505, subject to the right of either party to designate by written notice a new address to which said notices may be sent.

      27. RECORDING: Lessee may, at its option, record a memorandum of the lease. Lessor agrees to execute same provided Lessor agrees to the contents of the memorandum. The cost of all documentary stamps, or conveyancing transfer tax or recording fees shall be borne by Lessee.

      28. SEVERABILITY: If any provision of this lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this lease or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable shall not be affected thereby.

      29. ENTIRE AGREEMENT: This lease contains all the agreements and conditions made between the parties and may be modified or amended only by an agreement in writing signed by the parties or their respective successors in interest and appended hereto.

      30. EXECUTED IN DUPLICATE: This lease has been executed in duplicate by the parties hereto and each copy thereof shall for all purposes be treated as an original.

      31. OPTION TO PURCHASE: Lessor hereby grants to Lessee, its successors and assigns, the exclusive right, option and privilege to purchase the Premises subject to the following terms, covenants and conditions:

            A. The option granted herein shall be for a term commencing on the second anniversary of the Effective Date and terminating at Midnight, thirty
(30) days thereafter ("Option Period").

            B. Lessee may exercise the option hereby granted by serving written notice of its exercise of the same to Lessor at the address of Lessor stated in this Lease. A notice shall be considered served and received when it is deposited in the United States Mail, postage prepaid, return receipt requested.

            C. The purchase price for the Subject Property shall be Five Hundred Thousand Dollars ($500,000.00), which shall be payable in cash by Lessee to Lessor at the closing of the sale of the

Premises. If the Lessee exercises the option hereby granted to it to purchase the Premises, Lessee shall be given full credit toward the purchase price for all the rents paid to Lessor under this lease.

            D. In the event a title search of the Premises discloses restrictions, encumbrances, defects, irregularities or other matters that prevent Lessor from conveying good and marketable title to the Premises, Lessee shall provide Lessor with written notice of any objection to title and Lessor shall have sixty (60) days to attempt to cure the same. The time periods to exercise Lessee's option to purchase and for closing shall be extended while Lessor attempts to cure the title matter. Lessor shall use its best efforts to cure any title objection. In the event Lessor can not cure the title objection, this lease shall continue pursuant to its terms. If Lessee fails to provide a written objection to title within thirty (30) days of the commencement of the Option Period, Lessee waives all rights to object to the title of the Subject Property.

            E. If Lessee exercises its option to purchase, the closing of the sale of the Premises to Lessee shall take place at a place and at a time mutually agreeable to the parties hereto and within fifteen (15) days of the date on which the Lessee exercises its option to acquire the Premises. At the closing of said sale, Lessor shall deliver to Lessee a good and sufficient deed for the Premises containing covenants of general warranty, free and clear of all encumbrances, subject to appropriate rights of way. Lessor shall be responsible for paying for deed preparation and transfer stamps. Lessee shall be responsible for recording fees. Upon delivery of the deed to Lessee and receipt of the purchase price by Lessor, this Lease Agreement shall terminate.

            F. Lessor and Lessee further agree as follows:

                  (i) During the term of the option (and from the date of exercise of the option until closing), Lessor shall not convey, lease, offer to sell, alien or encumber the Premises or any part thereof or interest therein.

                  (ii) This Agreement shall run with the Premises and shall inure to the benefit of and be binding upon the successors and assigns of the parties.

      IN WITNESS WHEREOF, Lessor and Lessee have caused their names to be signed hereto all as of the day and year first hereinabove written.


                   Lessor: Union Properties, a West Virginia General Partnership


                   By:        /s/ Roberta Martin
                              --------------------------------------------------
                              Roberta Martin, Partner

                              /s/ James Walls
                              --------------------------------------------------
                              James Walls, Partner

                              /s/ Robert Walls
                              --------------------------------------------------
                              Robert Walls, Partner


                   Lessee: Centra Bank, Inc., a West Virginia corporation


                   By:        /s/ Douglas J. Leech
                              --------------------------------------------------
                              Its President & CEO

            THIS LEASE ADDENDUM, Made this the 21st day of February, 2003, by and between UNION PROPERTIES, a West Virginia General Partnership, Lessor, and CENTRA BANK, INC, a West Virginia corporation, Lessee.

            WHEREAS, by Lease Agreement dated the __ day of _____, 2002, by and between Lessor and Lessee, the parties entered into an agreement to lease certain real estate as more fully described in the Lease Agreement;

            WHEREAS, the parties inadvertently failed to include a provision in the Lease Agreement and desire to amend the Lease Agreement;

            NOW, THEREFORE, WITNESSETH that for and in consideration of the foregoing, and the sum of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of all of which is hereby acknowledged, the Lessors and Lessee hereby agree to incorporate into the Lease Agreement, a provision as follows:

            1. Notwithstanding any other provisions contained in this Lease Agreement, in the event the Lessee is closed or taken over by the banking authority of the State of West Virginia, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall, in any event have the election to either continue or to terminate the lease as provided in West Virginia Code section 31A-7-10.

            2. In all other respects, the Lease Agreement shall remain unchanged and in full force and effect.

            WITNESS the following signatures.

                                     LESSOR:

                                     UNION PROPERTIES,
                                       a West Virginia general partnership

                                     By:    /s/ Roberta Martin
                                          -----------------------------------
                                            Roberta Martin, Partner

                                     By:    /s/ James Walls
                                          -----------------------------------
                                            James Walls, Partner

                                     By:    /s/ Robert Walls
                                          -----------------------------------
                                            Robert Walls, Partner


                                     LESSEE:

                                     CENTRA BANK, INC.

                                     a West Virginia corporation,


                                     By:    /s/ Douglas J. Leech
                                          -----------------------------------
                                            Douglas J. Leech, President

STATE OF WEST VIRGINIA,
COUNTY OF ___________________, to-wit:

      The foregoing instrument was acknowledged before me this the day of __________, 2002, by Roberta Martin, James Walls and Robert Walls, the partners of Union Properties, a West Virginia general partnership.

      My commission expires:_______________________________________


                                            _______________________________
                                            Notary Public


STATE OF WEST VIRGINIA,

COUNTY OF ______________________, to-wit:

      The foregoing instrument was acknowledged before me this the day of _____________, 2003, by Douglas J. Leech, the President of Centra Bank, Inc., West Virginia corporation, for and on behalf of said corporation, who declared the same to be the act and deed of the corporation.

      My commission expires: __________________________.


                                             ________________________________
                                                      Notary Public

This instrument was prepared by:
SPILMAN THOMAS, BATTLE, PLLC
990 Elmer Prince Drive, Suite 205
P. O. Box 4474
Morgantown, WV  26504-4474

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